EXHIBIT 99.1

                                                  For more information, contact:
                                                   Laura E. Owen, Vice President
                                                    11011 King Street, Suite 260
                                                     Overland Park, KS 66210 USA
                                                          Phone:  (913) 338-5550
                                                             Fax: (913) 469-1662
                                                             www.ICOPDigital.com



Vista Exploration Corporation Announces Stock Listing

OVERLAND PARK, KS (October 19, 2004) - Vista Exploration Corporation D/B/A ICOP Digital, Inc. is pleased to announce that the stock of the company is now listed and has begun trading on the OTC Bulletin Board (VXPL.OB).

VISTA Exploration Corporation is a Kansas-based company that develops video surveillance technologies that significantly enhance the ability of the public and private sectors to monitor and protect people, assets, and profits, with its wholly owned operating subsidiary ICOP Digital, Inc. ICOP Digital is committed to providing surveillance and communications solutions that help our customers improve their safety and security, through effective deployment of innovative technologies.

Law enforcement has long recognized the value of documenting emergency incidents by means of recorded videotape. These benefits include, but are not limited to, accurately portraying events as they occur, documenting police contacts with the public, providing strong evidence in court, training refinement and protecting the community against false claims of police misconduct. The result is improved criminal prosecutions, less officer overtime in court, enhanced training, and a reduction on the burden of the courts. There is tremendous demand in law enforcement to convert from VHS to digital technology, to improve the quality of the recorded images, and to simplify the storage, retrieval, and duplication process.

The company's principal product is a digital video recorder system, called the "ICOP Model 20/20(TM)". The ICOP Model 20/20 is the only digital in-car video system which delivers tamperproof files, thereby securing the integrity of the video data for court. The ICOP Model 20/20 consists of an in-dash recorder with video monitor (nothing in the trunk), up to three video cameras, (recording two cameras simultaneously), GPS latitude/longitude marking, radar interface and related software and integrated architecture to support the system. The system is designed to endure the most extreme conditions, and is competitively priced for law enforcement.

David Owen, President and CEO stated: "We are proud to provide pioneering products for our nation's law enforcement, which assist in making our officers, and our nation, safer".

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Safe Harbor Statement

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our ability to finance operations and inventory on terms acceptable to us, the size and timing of customer contracts, new or increased competition, changes in market demand, and seasonality of purchases of the company's products and services. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the company and its operations, are included in certain forms the company expects to file with the Securities and Exchange Commission.

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